Exhibit 99.1

Lantronix Reports Results for First Quarter of Fiscal 2025

•	First Quarter Net Revenue of $34.4 Million, up 4 Percent Year-Over-Year
•	First Quarter GAAP EPS of ($0.07) vs. ($0.05) in the Prior Year
•	First Quarter Non-GAAP EPS of $0.06 vs. $0.07 in the Prior Year

IRVINE, Calif., November 7, 2024 – Lantronix Inc. (NASDAQ: LTRX), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and Intelligent IT market, today reported results for its first quarter of fiscal 2025.

Net revenue totaled $34.4 million, up 4 percent year-over-year and down sequentially as expected.

GAAP EPS of ($0.07), compared to ($0.05) in the prior year and $0.01 in the prior quarter.

Non-GAAP EPS of $0.06, compared to $0.07 in the prior year and $0.15 in the prior quarter.

Business Outlook

For the second fiscal quarter of 2025, the company expects revenue in a range of $29.0 million to $33.0 million and non-GAAP EPS of $0.01 to $0.05 per share. This guidance does not include any contribution from the acquisition of NetComm’s IoT product line as it is dependent on the closing date.

Conference Call and Webcast

Management will host an investor conference call and audio webcast on Thursday, November 7, 2024 at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to discuss its results for the first quarter of fiscal 2025 that ended September 30, 2024. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q1 FY 2025 call. The webcast will be available simultaneously via the investor relations section of the company’s website.

Investors can access a replay of the conference call starting at approximately [7:00 p.m.] Pacific Time on Nov 7, 2024, at the Lantronix website. A telephonic replay will also be available through Nov 14, 2024, by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) or Canada toll-free at 1-855-669-9658 and entering passcode 8899754.

1

About Lantronix

Lantronix Inc. is a global provider of compute and connectivity IoT solutions that target high-growth industries, including Smart Cities, Automotive and Enterprise. Lantronix’s products and services empower companies to succeed in the growing IoT markets by delivering customizable solutions that address each layer of the IoT Stack. Lantronix’s leading-edge solutions include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with advanced Out-of-Band Management (OOB) for Cloud and Edge Computing.

For more information, visit the Lantronix website.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income consists of net loss excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), (vi) restructuring, severance and related charges, (vii) acquisition related costs, (viii) impairment of long-lived assets, (ix) amortization of purchased intangibles, (x) amortization of manufacturing profit in acquired inventory, (xi) fair value remeasurement of earnout consideration, and (xii) loss on extinguishment of debt.

Non-GAAP EPS is calculated by dividing non-GAAP net loss by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP EPS, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Guidance on earnings per share growth is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Lantronix’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis without unreasonable effort.

2

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our revenue and earnings expectations for the second fiscal quarter of 2025. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Other factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent conflicts in Europe, Asia and the Middle East, hostilities in the Red Sea, or other causes; our ability to successfully convert our backlog and current demand;  the impact of the COVID-19 pandemic or another pandemic or similar outbreak, including the emergence of new more contagious and/or vaccine-resistant strains, on our business, employees, supply and distribution chains and the global economy; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; issues relating to the stability of our financial and banking institutions and relationships; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; the impact of rising interest rates; our ability to attract and retain qualified management; and any additional factors included in our Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 9, 2024, including in the section entitled “Risk Factors” in Item 1A of Part I of that report, and in our other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

© 2024 Lantronix Inc. All rights reserved. Lantronix is a registered trademark.

Lantronix Investor Relations Contact:

investors@lantronix.com

# # #

3

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$26,395	$26,237
Accounts receivable, net	30,801	31,279
Inventories, net	29,533	27,698
Contract manufacturers' receivables	2,722	1,401
Prepaid expenses and other current assets	3,169	2,335
Total current assets	92,620	88,950
Property and equipment, net	3,642	4,016
Goodwill	27,824	27,824
Intangible assets, net	4,000	5,251
Lease right-of-use assets	9,165	9,567
Other assets	607	600
Total assets	$137,858	$136,208

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,149	$10,347
Accrued payroll and related expenses	3,440	5,836
Current portion of long-term debt, net	3,057	3,002
Other current liabilities	11,859	10,971
Total current liabilities	35,505	30,156
Long-term debt, net	12,409	13,219
Other non-current liabilities	11,014	11,478
Total liabilities	58,928	54,853

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	304,078	304,001
Accumulated deficit	(225,523)	(223,021)
Accumulated other comprehensive income	371	371
Total stockholders' equity	78,930	81,355
Total liabilities and stockholders' equity	$137,858	$136,208

4

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Net revenue	$34,423	$49,075	$33,031
Cost of revenue	19,948	30,353	18,934
Gross profit	14,475	18,722	14,097
Operating expenses:
Selling, general and administrative	9,496	11,059	9,170
Research and development	4,956	5,265	5,106
Restructuring, severance and related charges	900	523	20
Fair value remeasurement of earnout consideration	–	–	(9)
Amortization of intangible assets	1,251	1,310	1,384
Total operating expenses	16,603	18,157	15,671
Income (loss) from operations	(2,128)	565	(1,574)
Interest expense, net	(119)	(175)	(338)
Other income (loss), net	(37)	9	19
Income (loss) before income taxes	(2,284)	399	(1,893)
Provision (benefit) for income taxes	218	13	(7)
Net income (loss)	$(2,502)	$386	$(1,886)
Net income (loss) per share - basic	$(0.07)	$0.01	$(0.05)
Net income (loss) per share - diluted	$(0.07)	$0.01	$(0.05)
Weighted-average common shares - basic	38,024	37,697	36,982
Weighted-average common shares - diluted	38,024	38,096	36,982

5

LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
GAAP net income (loss)	$(2,502)	$386	$(1,886)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	64	66	41
Employer portion of withholding taxes on stock grants	5	1	4
Amortization of manufacturing profit in acquired inventory	–	126	317
Depreciation and amortization	123	124	86
Total adjustments to cost of revenue	192	317	448
Selling, general and administrative:
Share-based compensation	1,126	2,010	1,273
Employer portion of withholding taxes on stock grants	78	19	37
Depreciation and amortization	351	369	334
Total adjustments to selling, general and administrative	1,555	2,398	1,644
Research and development:
Share-based compensation	410	471	428
Employer portion of withholding taxes on stock grants	19	4	13
Depreciation and amortization	69	72	108
Total adjustments to research and development	498	547	549
Restructuring, severance and related charges	900	523	20
Acquisition related costs	29	–	–
Fair value remeasurement of earnout consideration	–	–	(9)
Amortization of purchased intangible assets	1,251	1,310	1,384
Litigation settlement cost	40	115	–
Total non-GAAP adjustments to operating expenses	4,273	4,893	3,588
Interest expense, net	119	175	338
Other (income) expense, net	37	(9)	(19)
Provision (benefit) for income taxes	218	13	(7)
Total non-GAAP adjustments	4,839	5,389	4,348
Non-GAAP net income	$2,337	$5,775	$2,462

Non-GAAP net income per share - diluted	$0.06	$0.15	$0.07

Denominator for GAAP net income (loss) per share - diluted	38,024	38,096	36,982
Non-GAAP adjustment	1,257	771	693
Denominator for non-GAAP net income per share - diluted	39,281	38,867	37,675

GAAP cost of revenue	$19,948	$30,353	$18,934
Non-GAAP adjustments to cost of revenue	(192)	(317)	(448)
Non-GAAP cost of revenue	19,756	30,036	18,486
Non-GAAP gross profit	$14,667	$19,039	$14,545
Non-GAAP gross margin	42.6%	38.8%	44.0%

6

LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Embedded IoT Solutions	$13,387	$11,364	$11,373
IoT System Solutions	18,759	35,603	19,036
Software & Services	2,277	2,108	2,622
	$34,423	$49,075	$33,031

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Americas	$17,420	$17,126	$22,933
EMEA	10,484	26,194	6,591
Asia Pacific Japan	6,519	5,755	3,507
	$34,423	$49,075	$33,031

7